UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 25, 2007

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

MONARCH CASINO REPORTS RECORD BREAKING FIRST- QUARTER RESULTS

•	Net revenue of $37.8 million
•	Income from operations of $8.2 million
•	EBITDA(1) of $10.3 million
•	Diluted EPS of 28 cents

RENO, NV - April 25, 2007 - Monarch Casino & Resort, Inc. (NASDAQ: MCRI) (the "Company"), owner of the Atlantis Casino Resort Spa in Reno, Nevada, today announced record first-quarter results for net revenue, income from operations, EBITDA(1) and diluted EPS.
The Company reported record net revenue for a first-quarter of $37.8 million, a 6.1% increase over the first quarter of 2006, and announced that the gross revenue generated by each of its revenue centers was also the highest ever reported for a first quarter. Specifically, casino, food and beverage and hotel operations each drove gross revenue increases over the same quarter of the prior year of 4.9%, 7.8% and 13.2%, respectively.
The Company announced quarterly income from operations of $8.2 million, EBITDA(1) of $10.3 million and diluted EPS of 28 cents, each of which were also the highest ever reported for a first quarter.
The Company reported a $689 thousand, or 6.4%, increase in selling, general and administrative expenses over the same quarter of the prior year. The primary drivers of this increase were increased marketing and promotional expense and increased payroll costs.
The Company announced that it remained debt-free during the quarter and increased its cash balance to $44.2 million as of March 31, 2007.
 Monarch’s CEO and Co-Chairman John Farahi commented on the Company’s performance:
“These results represent another in a series of record breaking quarters for our team. We are very pleased. This sustained, strong performance is a tribute to our team’s efforts and ability to deliver a high-quality experience to our guests.” Mr. Farahi added, “We remain on-track to break ground on our previously announced expansion in the second quarter and expect construction to be completed in the second quarter of 2008.”
Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort Spa in Reno, Nevada. The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis features a Sky Terrace, a unique structure rising approximately 55 feet above street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion and growth. Currently, the Company uses it as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance and (ii) future expansion plans. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ron Rowan, CFO at (775) 825-4700 or rrowan@monarchcasino.com
John Farahi, CEO at (775) 825-4700 or JohnFarahi@monarchcasino.com

For additional information visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, interest expense, depreciation and amortization less interest income. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

Monarch Casino & Resort, Inc.
Condensed Consolidated Statements of Income

	Three Months Ended
	March 31,
	2007	2006
	(UNAUDITED)	(UNAUDITED)
Revenues
Casino	$25,298,272	$24,124,047
Food and beverage	10,504,215	9,744,817
Hotel	6,827,967	6,033,935
Other	1,188,623	1,090,050
Gross revenues	43,819,077	40,992,849
Less promotional allowances	(6,037,486)	(5,387,714)
Net revenues	37,781,591	35,605,135
Operating expenses
Casino	8,469,337	8,012,162
Food and beverage	4,968,717	4,790,771
Hotel	2,143,340	2,103,723
Other	363,620	314,454
Selling, general and administrative	11,530,773	10,841,486
Gaming development costs	30	43,765
Depreciation and amortization	2,075,446	2,146,758
Total operating expenses	29,551,263	28,253,119
Income from operations	8,230,328	7,352,016

Other income (expense)
Interest income	343,884	526
Interest expense	(149,100)	(59,444)
Total other income (expense)	194,784	(58,918)
Income before income taxes	8,425,112	7,293,098
Provision for income taxes	(2,930,000)	(2,525,000)
Net income	$ 5,495,112	$ 4,768,098

Earnings per share of common stock
Net income
Basic	$ 0.29	$ 0.25
Diluted	$ 0.28	$ 0.25

Weighted average number of common shares and potential common shares outstanding
Basic	19,070,472	18,885,595
Diluted	19,323,646	19,252,277

MONARCH CASINO & RESORT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
ASSETS	(UNAUDITED)
Current assets
Cash	$ 44,191,405	$ 36,985,187
Receivables, net	3,182,040	3,268,970
Inventories	1,409,531	1,471,667
Prepaid expenses	3,017,152	2,833,126
Deferred income taxes	1,139,985	965,025
Total current assets	52,940,113	45,523,975

Property and equipment
Land	10,339,530	10,339,530
Land improvements	3,166,107	3,166,107
Buildings	78,955,538	78,955,538
Building improvements	10,435,062	10,435,062
Furniture & equipment	74,936,335	72,708,061
Leasehold improvements	1,346,965	1,346,965
	179,179,537	176,951,263
Less accumulated depreciation and amortization	(86,401,024)	(84,325,578)
Net property and equipment	92,778,513	92,625,685
Other assets, net	89,648	231,247
Total assets	$ 145,808,274	$ 138,380,907

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 8,051,155	$ 8,590,669
Accrued expenses	8,562,964	9,878,851
Federal income taxes payable	3,187,051	16,457
Total current liabilities	19,801,170	18,485,977

Deferred income taxes	4,047,614	4,248,614

Stockholders' equity
authorized; none issued	-	-
Common stock, $.01 par value, 30,000,000 shares
authorized; 19,072,550 shares issued;
19,086,434 outstanding at 3/31/07
19,065,968 outstanding at 12/31/06	190,864	190,726
Additional paid-in capital	23,998,824	23,205,045
Treasury stock, 0 shares at 3/31/07
6,582 shares at 12/31/06, at cost	-	(24,145)
Retained earnings	97,769,802	92,274,690
Total stockholders' equity	121,959,490	115,646,316
Total liability and stockholder's equity	$ 145,808,274	$ 138,380,907

Monarch Casino & Resort, Inc.
Reconciliation of Net Income to EBITDA (1)

	Three Months Ended
	March 31,
	2007	2006
	(UNAUDITED)	(UNAUDITED)
Net Income	$ 5,495,112	$ 4,768,098
Adjustments
Provision for income taxes	2,930,000	2,525,000
Interest expense	149,100	59,444
Depreciation & amortization	2,075,446	2,146,758
Interest income	(343,884)	(526)
EBITDA(1)	$ 10,305,774	$ 9,498,774

(1) "EBITDA" consists of net income plus provision for income taxes, interest expense, depreciation and amortization less interest income. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.